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                                                                   EXHIBIT 23.1



                     CONSENT OF INDEPENDENT PUBLIC AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-40195, 333-40197 and 333-40199) of Friendly Ice Cream Corporation of our reports dated February 14, 2003 with respect to the consolidated financial statements and schedule of Friendly Ice Cream Corporation included in the Annual Report (Form 10-K) for the year ended December 29, 2002.



Boston, Massachusetts
February 25, 2003

                                               /s/ ERNST & YOUNG LLP
                                               -------------------------
                                               ERNST & YOUNG LLP